UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-0842255
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Not Applicable

(Title of class)

Not Applicable

(Title of class)

Item 1.	Description of the Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share, of Tellurian Inc. (the “Company”), to be registered hereunder is set forth under the caption “Description of Our Capital Stock” contained in the prospectus included in Post-effective Amendment No. 1, dated as of April 28, 2020, to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-235793) filed on January 3, 2020 with the Securities and Exchange Commission (the “SEC”), which was automatically effective upon filing, as subsequently amended by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description are incorporated herein by reference. As disclosed in Company filings with the SEC and incorporated by reference in such Registration Statement, the number of authorized shares of common stock set forth in the Company’s Certificate of Incorporation is 800 million.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer

Date: October 22, 2021